UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2024

AFRICAN AGRICULTURE HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40722	98-1594494
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

445 Park Avenue, Ninth Floor New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 745-1164

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AAGR	Nasdaq Global Market
Warrants, each exercisable for one share of Common Stock at an exercise price of $11.50 per share	AAGRW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 2, 2024, African Agriculture, Inc. (“AFRAG”), a wholly owned subsidiary of African Agriculture Holdings Inc., entered into a multi-year supply agreement with Dr. Kahn, a South Korea based diversified holding company, for the supply of alfalfa (the “Offtake Agreement”). Under the terms of the Offtake Agreement, AFRAG will sell to D. Kahn up to the entirety of the specific production of the 700 hectares that are currently under development.

The price for alfalfa purchased by Dr. Kahn shall be equal to a pre-determined benchmark, subject to periodic adjustments. Dr. Kahn will also be required to pay AFRAG various fees in connection with the Offtake Agreement including, without limitation, payment for costs incurred by AFRAG in connection with shipping logistics. Dr. Kahn will be responsible for any costs and expenses incurred upon arrival of the alfalfa in South Korea, including local taxes, duties or other costs associated with clearance through any applicable customs regime, or any costs associated with the unloading of the alfalfa. Payments to AFRAG under the Offtake Agreement are to be made by Dr. Kahn within 30 days of receipt of the applicable bill of lading for each shipment.

Each shipment will be subject to a weight, quality and condition inspection at the port of loading, the cost of which is payable by AFRAG. If the quality of the delivered goods do not meet an acceptable standard, Dr. Kahn may, by notification to AFRAG within 5 days from delivery, require AFRAG to replace any such goods or return the cost of such goods if already paid. Alternatively, Dr. Kahn may accept the goods and negotiate an alternative price in good faith.

To the extent AFRAG is unable to deliver alfalfa in accordance with a to be agreed-upon schedule, it must arrange a loan to Dr. Khan and delivery of the volume of product required to cover Dr. Kahn’s required consumption until the arrival of the delayed shipment. If AFRAG is unable to meet its obligation to provide such volume of product, Dr. Kahn may purchase the required product from a third party and any related charges will be against the account of AFRAG.

AFRAG must provide insurance, at its cost, to cover the value of each delivery plus 2%.

The Offtake Agreement may not be terminated without written approval from Dr. Kahn prior to the delivery of 100% of the agreed-upon supply, and may only be amended upon written consent of both parties thereto. In the event of a default by AFRAG, Dr. Kahn may (i) cancel the Offtake Agreement or, at its option, any shipment subject to such default, (ii) request a third party valuation of any product that does not meet applicable standards, and claim the difference from the negotiated price, and/or (iii) require AFRAG to purchase replacement product at the best attainable price. Any disputes under the Offtake Agreement are to be resolved by arbitration under the Arbitration Rules of the DIFC – LCIA Arbitration Centre.

Item 8.01 Other Events.

On January 4, 2024, the Company issued a press release announcing the entry into the Offtake Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

99.1	–	Pres Release dated January 4, 2024.
104		Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward-Looking Statements

This Current Report on Form 8-K, including the press release filed as Exhibit 99.1, contains forward-looking statements within the meaning of the federal securities laws, which involve substantial risks and uncertainties. Forward-looking statements contained in this Form 8-K include, but are not limited to, statements about our performance under the terms of the Offtake Agreement and the expansion and scaling of our operations in the Korean market and globally. You should not rely upon forward-looking statements as predictions of future events, the outcome of which are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including those more fully described in our most recent filings with the Securities and Exchange Commission. Forward-looking statements represent our beliefs and assumptions only as of the date such statements are made and we undertake no obligation to update any forward-looking statements, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFRICAN AGRICULTURE HOLDINGS INC.

Dated: January 8, 2024	By:	/s/ Harry Green
		Name:	Harry Green
		Title:	Chief Financial Officer

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